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                                                                    EXHIBIT 3.37

                              CERTIFICATE OF TRUST
                                       OF
                     PILLOWTEX MANAGEMENT SERVICES COMPANY

          The undersigned trustees of Pillowtex Management Services Company acting pursuant to the Delaware Business Trust Act hereby state that:

          1) the name of the business trust is Pillowtex Management Services Company;

          2) the name and address of the trustee satisfying the requirements of
Section 3807 of the Delaware Business Trust Act is: PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, Delaware 19801;

          3) this certificate of trust is to be effective upon its filing.

          Executed this 27th day of March, 1996.



          /s/ CHRISTOPHER N. BAKER
          -----------------------------
          Christopher N. Baker, Trustee


          /s/ JEFFREY D. CORDES
          -----------------------------
          Jeffrey D. Cordes, Trustee


          /s/ SCOTT SHIMIZU
          -----------------------------
          Scott Shimizu, Trustee


          PNC Bank, Delaware, Trustee

          By: /s/ W. B. McCARTHY
          Its: Vice President
          -----------------------------